Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware
Adquisiciones y Proyectos Inalámbricos, S. de R.L. de C.V. (1)	Mexico
American Tower Asset Sub, LLC	Delaware
American Tower Asset Sub II, LLC	Delaware
American Tower Corporation de Mexico, S. de R.L. de C.V. (2)	Mexico
American Tower Delaware Corporation	Delaware
American Tower Depositor Sub, LLC	Delaware
American Tower do Brasil Cessão de Infra-Estruturas Ltda. (3)	Brazil
American Tower Guarantor Sub, LLC	Delaware
American Tower Holding Sub, LLC	Delaware
American Tower International, Inc.	Delaware
American Tower Management, LLC	Delaware
American Tower Mauritius	Republic of Mauritius
American Tower LLC	Delaware
American Tower, L.P. (4)	Delaware
American Tower UK Limited	United Kingdom
American Towers, Inc.	Delaware
ATC Asia Holding Company, LLC	Delaware
ATC Chile Holding LLC	Delaware
ATC FL Towers, Inc.	Florida
ATC GP, Inc.	Delaware
ATC India Tower Corporation Private Limited (5)	India
ATC International Holding Corp.	Delaware
ATC Latin America S.A. de C.V. (6)	Mexico
ATC LP, Inc.	Delaware
ATC MexHold LLC	Delaware
ATC Mexico Holding LLC	Delaware
ATC Midwest, LLC	Delaware
ATC On Air + LLC	Delaware
ATC Outdoor DAS, LLC	Delaware
ATC Presidential Way, Inc.	Delaware
ATC South America Holding LLC	Delaware
ATC South LLC	Delaware
ATC Tower Company of India Private Limited (7)	India
ATC Tower Services, Inc.	New Mexico
ATS-Needham LLC (8)	Massachusetts
ATS/PCS, LLC	Delaware
California Tower, Inc.	Delaware
CNC2 Associates, LLC	Delaware
Columbia Steel, Inc.	South Carolina
Haysville Towers, L.L.C. (9)	Kansas
ATC Asia Pacific Pte. Ltd.	Singapore
Iron & Steel Co., Inc.	Delaware
MATC Digital, S. de R.L. de C.V. (10)	Mexico
MATC Servicios, S. de R.L. de C.V. (11)	Mexico
McCoy Developers Private Limited	India

Subsidiary	Jurisdiction of Incorporation or Organization
MHB Tower Rentals of America, LLC	Mississippi
New Loma Communications, Inc.	California
Red Spires Asset Sub, LLC	Delaware
Semaan Engineering Solutions, LLC	Delaware
Shreveport Tower Company (12)	Louisiana
SpectraSite Communications, LLC	Delaware
SpectraSite, LLC	Delaware
TeleCom Towers, L.L.C.	Delaware
Towers of America, L.L.L.P. (13)	Delaware
Transcend Infrastructure Holdings Pte. Ltd.	Singapore
Transcend Infrastructure Limited	India
UniSite/Omnipoint NE Tower Venture, LLC (14)	Delaware
UniSite/Omnipoint FL Tower Venture, LLC (14)	Delaware
UniSite/Omnipoint PA Tower Venture, LLC (14)	Delaware
UniSite, LLC	Delaware
ATC Telecom Tower Corporation Private Limited	India
ATC Backhaul LLC	Delaware
ATC Sitios del Peru S.R.L. (15)	Peru
ATC Peru Holding LLC	Delaware
ATC Colombia Holding LLC	Delaware
ATC Sitios de Chile S.A. (16)	Chile
ATC Sitios de Colombia S.A.S.	Colombia
Tower Marketco Ghana Limited	Republic of Ghana
American Tower International Holding I LLC	Delaware
American Tower International Holding II LLC	Delaware
AT Netherlands C.V. (17)	Netherlands
AT Netherlands Coöperatief U.A. (18)	Netherlands
Wireless Resource Group, LLC	Oklahoma
WRG Holdings, LLC	Oklahoma
Central States Tower Parent, LLC	Delaware
Central States Tower Holdings, LLC	Delaware
ATC Utah, Inc.	Delaware
ATC New Mexico LLC	Missouri
ATC South Africa Investment Holdings (Proprietary) Limited	South Africa

(1)	99% owned by American Tower Corporation de Mexico, S. de R.L. de C.V. and 1% owned by ATC Mexico Holding LLC.

(2)	99.99% owned by ATC MexHold, Inc. and 0.01% owned by American Tower Corporation.

(3)	99.99% owned by ATC South America Holding Corp. and 0.01% owned by American Tower International, Inc.

(4)	1% owned by ATC GP, Inc. and 99% owned by ATC LP, Inc.

(5)	Approximately 99% owned by American Tower Mauritius.

(6)	99.99% held by ATC Mexhold LLC and 0.01% owned by ATC Mexico Holding LLC.

(7)	Approximately 0.005 % owned by ATC Asia Holding Company, LLC and approximately 99.995% owned by American Tower Mauritius.

(8)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers, Inc.

(9)	67% owned by TeleCom Towers, L.L.C.

(10)	99.99% owned by American Tower Delaware Corporation de Mexico S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.

(11)	99.99% owned by MATC Digital S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.

(12)	50% owned by TeleCom Towers, LLC and 50% owned by ATC South LLC.

(13)	49% owned by American Tower, L.P. and 51% owned by ATC GP, Inc.

(14)	95% owned by UniSite, LLC.

(15)	99.9% owned by ATC Peru Holding LLC and 0.1% owned by ATC South America Holding LLC.

(16)	99.99% owned by ATC Chile Holding LLC and .01% owned by ATC South America Holding LLC.

(17)	99% owned by American Tower International, Inc. and 1% owned by American Tower International Holding I LLC.

(18)	99% owned by AT Netherlands C.V. 1% owned by American Tower International Holding II LLC.